Exhibit 99.1

Sunoco Logistics Partners and Energy Transfer Partners

Announce Successful Completion of Merger

DALLAS, TX & NEWTOWN SQUARE, PA, April 28, 2017 – Sunoco Logistics Partners L.P. (NYSE: SXL) (“SXL”) and Energy Transfer Partners, L.P. (NYSE: ETP) (“ETP”) today announced the completion of their previously announced merger of an indirect subsidiary of SXL, with and into ETP, with ETP surviving the merger as a wholly owned subsidiary of SXL.

At the effective time of the merger, each ETP common unit converted into the right to receive 1.5 SXL common units. Based on the ETP units outstanding, SXL issued approximately 845 million SXL common units to ETP unitholders. The outstanding ETP Class E units, Class G units, Class I units and Class K units at the effective time of the merger were converted into an equal number of newly created classes of SXL units, with the same rights, preferences, privileges, duties and obligations as such classes of ETP units had immediately prior to the closing of the merger. Additionally, the outstanding SXL common units and SXL Class B units owned by ETP at the effective time of the merger were cancelled.

As part of the completion of the merger, Sunoco Logistics Partners L.P. changed its name to Energy Transfer Partners, L.P. and its common units are expected to begin trading on the New York Stock Exchange (“NYSE”) under the “ETP” ticker symbol on Monday, May 1, 2017. Effective with the opening of the market today, ETP ceased to be a publicly traded partnership, and its common units discontinued trading on the NYSE.

Sunoco Logistics Partners L.P. (NYSE: SXL) is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary pipeline, terminalling, and acquisition and marketing assets which are used to facilitate the purchase and sale of crude oil, natural gas liquids, and refined products. In connection with the merger, SXL changed its name to Energy Transfer Partners, L.P. and its general partner became a consolidated subsidiary of Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Sunoco Logistics Partners L.P. website at www.sunocologistics.com.

Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership that owns and operates one of the largest and most diversified portfolios of energy assets in the United States. Strategically positioned in all of the major U.S. production basins, ETP owns and operates a geographically diverse portfolio of complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (NGL) and refined product transportation and terminalling assets; NGL fractionation; and various acquisition and marketing assets. ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.

Forward Looking Statements

This press release includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. SXL and ETP cannot give any assurance that expectations and projections about future events will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include the risks that the proposed transaction may not be consummated or the benefits contemplated therefrom may not be realized. Additional risks include: the ability to obtain requisite regulatory and unitholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, the ability of SXL to successfully integrate ETP’s operations and employees and realize anticipated synergies and cost savings, the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, the ability to achieve revenue, DCF and EBITDA growth, and volatility in the price of oil, natural gas, and natural gas liquids. Actual results and outcomes may differ materially from those expressed in such forward-looking statements. These and other risks and uncertainties are discussed in more detail in filings made by SXL and ETP with the Securities and Exchange Commission (the “SEC”), which are available to the public. SXL and ETP undertake no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The information contained in this press release is available on SXL’s website at www.sunocologistics.com.

Contacts:

Energy Transfer

Investor Relations:

Helen Ryoo, Lyndsay Hannah, Brent Ratliff, 214-981-0795

or

Media Relations:

Vicki Granado, 214-981-0761

or

Sunoco Logistics

Investor Relations:

Peter Gvazdauskas, 215-977-6322

or

Media Relations:

Jeff Shields, 215-977-6056